EXHIBIT 10.A.3-2
			AMENDMENT NO. 2 TO THE
			  APPLE COMPUTER, INC.
		     SAVINGS AND INVESTMENT PLAN


	The Apple Computer, Inc. Savings and Investment Plan, as amended and restated effective July 1, 1995 (the "Plan"), is hereby amended as follows, effective July 1, 1995 unless otherwise indicated:

	1.	Section 2(c)(iii) is amended as follows:

	"(iii) Any individual employed in or by one or more divisions, plants, locations or other identifiable employee groups designated by the Company, by means of an amendment to the Plan pursuant to Section 16, as not eligible to participate in the Plan;"

	2.	Section 2(c)(v) is amended as follows:

	"(v) Any individual who is enrolled in a university or college program and who is employed to work on an assignment in the Company's 'College Intern Program,' 'College Co-Op Program' or other similar program."

	3.	Section 10(d) is amended by adding the phrase "(or has exceeded
	$3,500 at the time of any prior withdrawal or distribution)" after the phrase "if a Participant's Plan Benefit would exceed $3,500)."

	4.	Section 1.11 of Appendix I is amended to read as follows:

	"'Section 415 Compensation' means the definition of compensation described in Subsection (c) of Section 1.13 of this Appendix I received by an Employee from members of the Section 415 Employer Group."

	5.	Section 5.2 of Appendix I is amended by adding the phrase ", as
	modified by section 416(h)(1) of the Code if the Plan is a Top-Heavy Plan for the Plan Year pursuant to Section 17" to the end of the second sentence.

	6.	Appendix II is amended effective January 1, 1993 by adding the
	phrase "(Effective January 1, 1993)" directly underneath the heading "DIRECT ROLLOVERS."

	To record the adoption of this Amendment No. 2 to the Plan, the Company has caused its authorized officer to execute the same this _12th___ day of __December_____, 1996.



					APPLE COMPUTER, INC.


					By __/s/ Patricia Sharp__

					Title: Sr. V. P. Human Resources
Attest:

___/s/ Michael Assad_____


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